UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2016

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-198305 (Commission File Number)	47-1436295 (I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 10, 2016, Moody National REIT II, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). Holders of 1,166,382.948 shares of the Company’s common stock were represented by proxy at the Annual Meeting, representing 64.926% of the total number of outstanding shares of the Company’s common stock eligible to be voted at the Annual Meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal No. 1: Election of Directors

All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

	VOTES FOR	VOTES AGAINST	VOTES WITHHELD
Brett C. Moody	1,144,126.087	—	22,256.861
Charles L. Horn	1,144,126.087	—	22,256.861
Clifford P. McDaniel	1,144,126.087	—	22,256.861

No broker non-votes were cast in the election of the director nominees.

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved. The following votes were taken in connection with this proposal:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
1,150,112.152	212.604	16,058.192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2016	MOODY NATIONAL REIT II, INC.
	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President